Exhibit (r)(1)

Fintan Registered Funds’ Code of Ethics

Fintan Alternative Fixed Income Advisory Fund, LLC
Fintan Alternative Fixed Income Institutional Fund, LLC
Fintan Alternative Fixed Income Master Fund, LLC
(the “Funds”)

Introduction

The Funds have adopted this code of ethics (the “Code of Ethics” or the “Code”) under Rule 17j-1 under the Investment Company Act of 1940.  This Code applies only to the independent directors of the Funds (the “Independent Directors”), or Access Persons (defined below) to whom another code of ethics does not apply.  All Access Persons of the Fund other than the Independent Directors are expected to be subject to the provisions of other codes of ethics that have been adopted by the Funds’ investment adviser, Fintan Partners, LLC (the “Investment Manager”), and approved by the Board in accordance with the requirements of Rule 17j-1 under the 1940 Act.  Any principal underwriter engaged with respect to any of the Funds must also comply with the relevant provisions of its code of ethics or this Code if it is affiliated with the Investment Manager.

Access Persons who file initial, quarterly and annual securities reports with the Investment Manager under the Investment Manager’s code of ethics, or with a principal underwriter of the Funds under its code of ethics, are not required to file duplicate reports (described below) under this Code.

Access Persons to whom this Code Applies

This Code applies to the following persons (referred to in this Code as “Access Persons”), unless they are covered by another code of ethics; it is expected that this Code will apply to only the Independent Directors:

●	The Funds’ interested directors.

●	The Funds’ Independent Directors, subject to the following exception from reporting requirements:

The Independent Directors are not required to submit initial or annual holdings reports.

Independent Directors are not required to submit quarterly transaction reports, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Funds, should have known that during the 15-day period immediately before or after the director’s transaction in a security (other than an Exempt Security), the Funds purchased or sold the security, or the Funds or the Investment Manager considered purchasing or selling the security.

●	The Funds’ officers.

●	The Investment Manager’s directors and officers.

●	Any employee of the Investment Manager who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities (other than Exempt Securities, as defined below) by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

●	Any director, officer, general partner or employee of any company in a control relationship to investment adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

●	Any natural person in a control relationship to any of the Funds or the Investment Manager who obtains information concerning recommendations made to any of the Funds with regard to the purchase or sale of securities by any of the Funds.

●	In the event any of the Funds engage a principal underwriter, any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities by the Funds for which the principal underwriter acts.

For the avoidance of doubt, personnel of the Investment Manager also remain subject to the Investment Manager’s code of ethics and compliance policies and procedures.

Administration of Code; Initial, Quarterly, and Annual Reporting

Personnel are encouraged to contact the Funds’ chief compliance officer (“CCO”) with any questions regarding their duties under this Code.

The CCO shall provide a copy of this Code, including any revisions or updates, to all Access Persons to whom this Code applies.  All Access Persons must be familiar with the policies and procedures set forth in this Code at the time they accept their positions with the Funds and on an ongoing basis.  Except as noted above for the Independent Directors, all Access Persons must sign the following certificates in the form attached to this Code:

Exhibit A: Initial Holdings Report.  This initial holdings report is due to the CCO within 10 calendar days of such Access Persons accepting a position that subjects him or her to this Code.  Its information must be current as of a date within 45 days before submitting the report.

Exhibit B:  Quarterly Certification of Compliance and Transaction Report.  On a quarterly basis, this quarterly transaction report is due within 30 days after each calendar quarter end.  Its information must be current as of such quarter end.

Exhibit C:  Annual Certification of Compliance and Holdings Report.  On an annual basis, this annual holdings report is due within 45 days after each calendar year end.  Its information must be current as of such calendar year end.

As noted near the beginning of this Code, the Independent Directors are not required to submit initial and annual holdings reports, and are only required to submit quarterly transaction reports upon the particular circumstances described.

The CCO is responsible for causing the Funds to maintain the records relating to this Code that the Investment Company Act recordkeeping rules and Rule 17j-1 require, and for administering the reports and restrictions described in this Code.

Restrictions on Personal Securities Transactions

In connection with the purchase or sale, directly or indirectly, by Access Persons (including any Independent Director) of a Security Held or to be Acquired by the Funds (as defined below), no Access Persons shall:

●	employ any device, scheme or artifice to defraud the Funds;

●	make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

●	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or

●	engage in any manipulative practice with respect to the Funds.

Access Persons are restricted in the manners described below in connection with personal securities transactions.

For purposes of the Code, Access Persons’ securities trading includes all securities transactions of or by Access Persons in any of the following accounts (each an “Account”): (i) a personal account, (ii) a joint account in which such person has an interest, (iii) any account in which the person is a tenant in common with another person, (iv) any other account over which the person has investment discretion or may otherwise exercise control, (v) any account in which the person has a direct or indirect beneficial interest, including trust accounts, custodian accounts, bank custody accounts or retirement accounts, except, in the case of this clause (v), for Discretionary Manager Relationship accounts (described below) in which the person has no advance knowledge, right of approval, discretion or control with respect to the securities transactions thereof, and (vi) with respect to persons who provide investment, trading or supervisory services, any account of the type described above of or for an immediate family member of such person (that is, such person’s spouse, dependent children and others who reside with the person or to whom the person provides financial support or assistance, or accounts for their benefit).

For purposes of the Code, “securities” include not only equity interests (such as common stock, preferred stock, partnership interests, and limited liability company interests) and debt instruments (such as promissory notes, debentures, bonds and other evidences of indebtedness) of public and private corporations, partnerships, limited liability companies and other entities, but, also, without limitation, options, warrants, convertible instruments, exchangeable instruments, futures and similar rights or contracts issued by third parties, as well as other instruments which may not be “securities” under federal securities laws.  For purposes of the Code, however, “securities” generally do not include Exempt Securities, as such term is defined herein, with the exception of ETFs (which are included).

Exceptions

General Exceptions

Notwithstanding the prohibition set forth above, Access Persons may purchase and/or sell (without advance notice to or clearance from the CCO) the following instruments (each an “Exempt Security” or collectively, the “Exempt Securities”):

●	direct obligations of the government of the United States;

●	money market instruments (i.e., bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments);

●	shares of money market funds;

●	shares of open-end mutual funds registered in the United States, or similar instruments registered for trading in jurisdictions outside the United States; and

●	units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

Discretionary Manager Relationship Accounts

Upon notice to the CCO, Access Persons may establish accounts with an unrelated third party investment manager pursuant to which securities transactions are effected without the account holder’s advance knowledge, input or consent (a “Discretionary Manager Relationship”).  Such Access Persons must have no direct or indirect influence or control over the account.  Notice to the CCO must include the name of the investment management firm and the name of the individual investment manager exercising discretion over the account.  Although a Discretionary Manager Relationship must preclude the Access Persons from being consulted about, and having any input into or knowledge of, the transactions effected by the investment manager prior to the execution of such transactions, Access Persons are not precluded from discussing general policy matters with respect to such account (such as, for example, overall defensive or aggressive postures, asset allocation by broad categories, tax matters such as tolerance for gains and losses, and cash disbursement requirements for taxes or otherwise).

Investments Requiring Pre-Approval

The following transactions require the prior written consent of the CCO, and are subject to any applicable restrictions regarding insider trading and other applicable laws (each an “Investment Requiring Pre-Approval”):

●	investments in any of the Funds;

●	private placements/limited offerings (i.e., hedge funds, private equity funds venture capital funds and similar pooled investment vehicles) and initial public offerings; and

●	investments in funds that are managed by the Investment Manager.

Access Persons may be “frozen in” or prohibited from disposing of such securities, until such time as may be determined by the CCO.

Review and Approval by the CCO

Requests to invest in an Investment Requiring Pre-Approval shall be made pursuant to a completed Personal Securities Trading Request Form.  A copy of the form is attached to this Manual as Exhibit D.  The CCO will endeavor to notify the requesting Access Persons promptly, but in any case, within two (2) business days of receipt of an accurate and complete Personal Securities Trading Request Form, with respect to approval or denial of approval to trade.

When approval is granted, the approval (i) is valid only until the end of the seventh day following the day on which the approval was given (unless otherwise specified or earlier terminated by the CCO) and (ii) is limited to the specifically requested purchase, sale or other transaction -- at the amount(s) or levels set forth in the clearance by the CCO.  A record of such approval (or denial) by the CCO and a brief description of the reasoning supporting such decision will be maintained.

The CCO will generally deny requests to make an Investment Requiring Pre-Approval if the proposed transaction (i) violates (or appears to violate) the securities laws and/or the Funds’ contractual and fiduciary obligations, (ii) takes advantage (or appears to take advantage) of material, non-public information or (iii) creates conflicts of interests (or the appearance of conflicts of interests) for the Funds or the individual making the request.  For example, the CCO will generally restrict the purchase and/or sale of securities of issuers in which (i) the Funds have a current investment, (ii) the Funds are currently contemplating (or have recently contemplated) an investment or (iii) the Funds have a material business relationship.  In carrying out his responsibilities under this policy, the CCO shall be guided by the principles set forth in the Code.  Approval or rejection of a personal securities transaction request shall not be deemed to be the provision of investment advice or legal advice, nor shall the CCO have any responsibility or liability in connection with the determinations made pursuant to this Code.

Violations

Failure to observe the Code constitutes grounds for disciplinary action, up to and including termination of employment.  Violations may also result in referrals to governmental authorities if and as appropriate.

Access Persons must report immediately any suspected violations of the Code to the CCO or his or her designee.  The Funds prohibit retaliation against any Access Persons who, in good faith, seek help or report known or suspected violations, including Access Persons who assist in making a report or who cooperate in an investigation.  Any Access Persons who engage in retaliatory conduct will be subject to disciplinary action, which may include termination of employment.

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EXHIBIT A

INITIAL HOLDINGS REPORT

Name:

Date of Commencing Position:
(Must be no more than 10 days before the date on which this Initial Holdings Report is being submitted)

Date as of Which Holdings Are Being Reported:
(Must be no more than 45 days before the above “Date of Commencing Position”)

I hereby certify that I have read and understand the Fintan Registered Funds’ Code of Ethics.

I hereby certify that, upon initially accepting the position that subjects me to the Code of Ethics, my securities holdings are as follows (other than holdings in the exempt securities noted below the following table):

(please append additional pages to this certification as necessary)

Title of Security	Ticker Symbol	CUSIP	Interest Rate	Maturity Date	# of Shares or Principal Amount	Name of Broker/Dealer/Bank Person Has Securities Account

Exempt Securities (not required to be listed above):
●	exempt securities:
●	direct obligations of the government of the United States;
●	money market instruments (i.e., bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments);
●	shares of money market funds;
●	shares of open-end mutual funds registered in the United States, or similar instruments registered for trading in jurisdictions outside the United States; and
●	units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

I hereby declare that the foregoing is true and correct.

Reporting Person’s Signature	Date

EXHIBIT B

QUARTERLY CERTIFICATION OF COMPLIANCE AND
TRANSACTION REPORT

Name:

Calendar Quarter ending:

I hereby certify that I am in compliance with and have faithfully adhered to the Fintan Registered Funds’ Code of Ethics for the entire above noted calendar quarter.

Choose One of the Following:

 I hereby certify that during the above referenced quarter, I did not engage in any Personal Securities Transactions other than transactions in the following exempt securities:

●	direct obligations of the government of the United States;

●	money market instruments (i.e., bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments);

●	shares of money market funds;

●	shares of open-end mutual funds registered in the United States, or similar instruments registered for trading in jurisdictions outside the United States; and

●	units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

OR

 I hereby certify that during the above referenced quarter, I engaged in the following Personal Securities Transactions (other than transactions in the exempt securities listed above):

(please append additional pages to this certification as necessary)

Trans- action Date	Title of Security	Ticker Symbol	CUSIP	Interest Rate	Maturity Date	# of Shares or Principal Amount	Purchase or Sale or other Transaction Type	Price	Name of Broker/Dealer/Bank where Transaction Effected

I hereby declare that the foregoing is true and correct.

Reporting Person’s Signature	Date (Must be no more than 30 days after quarter end)

EXHIBIT C

ANNUAL CERTIFICATION OF COMPLIANCE AND
HOLDINGS REPORT

Name:

Calendar Year Ending December 31,

I hereby certify that I am in compliance with and have faithfully adhered to the Fintan Registered Funds’ Code of Ethics, for the entire above noted calendar year.

I hereby certify that, as of the above date, my securities holdings were as follows (other than holdings in the exempt securities noted below the following table):

(please append additional pages to this certification as necessary)

Title of Security	Ticker Symbol	CUSIP	Interest Rate	Maturity Date	# of Shares or Principal Amount	Name of Broker/Dealer/Bank Person Has Securities Account

Exempt Securities (not required to be listed above):
●	exempt securities:
●	direct obligations of the government of the United States;
●	money market instruments (i.e., bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments);
●	shares of money market funds;
●	shares of open-end mutual funds registered in the United States, or similar instruments registered for trading in jurisdictions outside the United States; and
●	units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

I hereby declare that the foregoing is true and correct.

Reporting Person’s Signature	Date (Must be no more than 45 days after calendar year end)

EXHIBIT D

PERSONAL SECURITIES TRADING REQUEST

Name:

Details of Proposed Transaction:

Circle Purchase or Sale	Purchase/Sale
Date of Transaction
Indicate Name of Issuer and Symbol
Type of Security (e.g., Note, Common Stock, Preferred Stock)
Quantity of Shares or Units
Price per Share/Unit
Approximate Dollar Amount
Account for which Transaction Will Be Made
Name of Broker

Date of Request:

You may/may not [circle one] execute the proposed transaction described above.

Reason for Decision [necessary for decision on requests regarding IPOs/restricted securities]

Authorized Signature

Date of Response: